As filed with the Securities and Exchange Commission on May 27, 1999
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              HOPFED BANCORP, INC.
                              --------------------
             (Exact Name of Registrant as Specified in Its Charter)

                          DELAWARE                          61-1322555
                          --------                          ----------
                  (State or Other Jurisdiction of        (I.R.S. Employer
                  Incorporation or Organization)         Identification No.)

                          2700 FORT CAMPBELL BOULEVARD
                          HOPKINSVILLE, KENTUCKY 42240
                          ----------------------------
                    (Address of Principal Executive Offices)

                HOPFED BANCORP, INC. MANAGEMENT RECOGNITION PLAN
                   HOPFED BANCORP, INC. 1999 STOCK OPTION PLAN
                   -------------------------------------------
                            (Full title of the Plans)

                             Bruce Thomas, President
                           and Chief Executive Officer
                              HopFed Bancorp, Inc.
                          2700 Fort Campbell Boulevard
                          Hopkinsville, Kentucky 42240
                          ----------------------------
                     (Name and Address of Agent For Service)

                                 (502) 885-1171
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                           Edward B. Crosland, Esquire
                             J. Mark Poerio, Esquire
                                   Kutak Rock
                    1101 Connecticut Avenue, N.W., Suite 1000
                           Washington, D.C. 20036-4374
                                 (202) 828-2400

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
    Title Of              Amount         Proposed Maximum      Proposed Maximum        Amount of
   Securities              To Be          Offering Price      Aggregate Offering     Registration
To Be Registered        Registered           Per Share               Price                Fee
-------------------------------------------------------------------------------------------------
  Common Stock,
 $.01 par value         564,707 (1)              (2)           $11,470,004.48(2)       $3,188.66
=================================================================================================

(1) Maximum  number  of shares  issuable  under the  HopFed  Bancorp,  Inc. Management Recognition
    Plan (161,345 shares) and HopFed Bancorp,  Inc. 1999 Stock Option  Plan (403,362  shares),  as such  amounts  may be increased  in  accordance  with  said  plans  in the  event of a merger, consolidation,  recapitalization,  stock  dividend, stock split or similar event involving the
    Registrant.
(2) Under  Rule 457(h) the registration fee may be calculated, inter alia, based upon the price at which the  options may be  exercised.  564,707 shares  are  being registered  hereby, of which
    403,360 are under option at  a weighted average exercise price of $20.50 per share ($8,268,880 in  the  aggregate).  The  remainder  of  the  shares,  which  are  not presently  subject  to option (161,347  shares),  are  being  registered based  upon the average  of the high and low selling prices of  the common stock of the Registrant as reported on the National  Association of Securities Dealers Automated Quotation, National  Market  System ("NMS") on May 25, 1999 of
    $19.84  per share  ($3,201,124.48  in  the aggregate).  Therefore, the  total  amount  of  the offering being registered herein is $11,470,004.48.

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the HopFed Bancorp, Inc. Management Recognition Plan and the HopFed Bancorp, Inc. 1999 Stock Option Plan (together, the "Plans") in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         HopFed Bancorp, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

         The  following   documents  are   incorporated  by  reference  in  this
Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (Commission File No. 000-23667);

     (b) The description of the Company's securities contained in this Company's Registration Statement on Form 8-A as filed with the Commission on January 26, 1998.

         ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTIONS OF SECURITIES

         Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Directors, officers and employees of the Company and/or Hopkinsville Federal Savings Bank (the "Bank") may be entitled to benefit from the indemnification provisions contained in the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation and federal regulations applicable to the Bank. The general effect of these provisions is summarized below:

Delaware General Corporation Law

         Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding of any type (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, may not, of itself, create a presumption that these standards have not been met.

         A Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that such person is fairly and reasonably entitled to be indemnified.

         To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding described above, indemnification against expenses (including attorneys' fees) actually and reasonably incurred by him is mandatory.

         Any determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct noted above must be made by a majority of the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

         Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section is not exclusive.

         In addition, a corporation shall have power to purchase and maintain insurance against any liability of individuals whom the corporation is required to indemnify.

Article XV of the Certificate of Incorporation of the Company

         In addition to the statutory provision described above, Article XV of the Company's Certificate of Incorporation also provides for indemnification. With certain exceptions, the indemnification provided for by Article XV is identical to the statutory provision. Article XV states explicitly, however, that the indemnification provided by the Article shall be deemed to be a contract between the Company and the persons entitled to indemnification thereunder and further provides the indemnification and advance payment of expenses provided thereunder continues even after the individual ceases to hold a position with the Company and inures to the benefit of his or her heirs, executors and administrators.

Federal Regulations Providing for Indemnification of Directors and Officers of the Bank

         Federal regulations require that the Bank indemnify any person against whom an action is brought by reason of that person's role as a director or officer of the Bank for (i) any judgments resulting from the action; (ii) reasonable costs and expenses (including attorney's fees) incurred in connection with the defense or settlement of such action; and (iii) reasonable costs and expenses (including attorney's fees) incurred in connection with enforcing the individual's indemnification rights against the Bank, assuming a final judgment is obtained in his favor.

         The mandatory indemnification provided for by federal regulations is limited to (i) actions where a final judgment on the merits is in favor of the officer or director and (ii) in the case of a settlement, final judgment against the director or officer or final judgment not on the merits, except as to where the director or officer is found negligent or to have committed misconduct in the performance of his or her duties, where a majority of the Board of Directors of the Bank determines that the director or officer was acting in good faith within what he was reasonably entitled to believe was the scope of his or her employment or authority for a purpose that was in the best interests of the Bank or its members or stockholders.

         In addition, the Bank has a directors' and officers' liability policy providing for insurance against certain liabilities incurred by directors and officers of the Bank while serving in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To  include  any  prospectus  required  by  Section
                    10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   registration
                    statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (iii) To include any material  information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Hopkinsville, Commonwealth of Kentucky, on this 12th day of May, 1999.

                                        HOPFED BANCORP, INC.


                                        By: /s/   Bruce Thomas
                                           -------------------------------------
                                           Bruce Thomas
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Bruce Thomas his or her true and lawful attorney-in-fact, with power to act with full power of substitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                      Title                                Date
----------                      -----                                ----


/s/  Bruce Thomas               Director, President and            May 12, 1999
-------------------------------   Chief Executive Officer
Bruce Thomas                    (Principal Executive Officer)


/s/  W.D. Kelley                Chairman of the Board              May 12, 1999
-------------------------------
W.D. Kelley


/s/  Peggy R. Noel              Director, Vice President,          May 12, 1999
-------------------------------   Chief Financial Officer
Peggy R. Noel                     and Treasurer (Principal
                                Financial and Accounting Officer)


/s/  Boyd M. Clark              Director and Senior                May 12, 1999
-------------------------------  Vice President --
Boyd M. Clar                    Loan Administration


/s/  Clifton H. Cochran         Director                           May 12, 1999
-------------------------------
Clifton H. Cochran

/s/ Walton G. Ezell             Director                           May 12, 1999
-------------------------------
Walton G. Ezell


                                Director                           May __, 1999
-------------------------------
John Noble Hall, Jr.

                                INDEX TO EXHIBITS


Exhibit   Description
-------   -----------

5 Opinion of Kutak Rock as to the legality of the Common Stock being registered

23.1     Consent of Kutak Rock (appears in their opinion filed as Exhibit 5)

23.2     Consent of York, Neel & Co. - Hopkinsville, LLP

24 Power of Attorney (contained in the signature page to this registration statement)

99.1 HopFed Bancorp, Inc. Management Recognition Plan and associated grantor trust agreement

99.2     HopFed Bancorp, Inc. 1999 Stock Option Plan

99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the HopFed Bancorp, Inc. 1999 Stock Option Plan

99.4 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the HopFed Bancorp, Inc. 1999 Stock Option Plan

99.5     Stock Appreciation Rights Agreement

99.6     Notice of MRP Award